EXHIBIT 23

                          CONSENT OF BDO SEIDMAN, LLP

P & F Industries, Inc.
Farmingdale, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of our report dated March 27, 1997, relating to the consolidated financial statements of P & F Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
March  27 , 1997


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